Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
ACI Cyprus, L.L.C.	Delaware
Albemarle Amendments, LLC	Delaware
Albemarle Argentina S.R.L.	Argentina
Albemarle Brazil Holdings Ltda.	Brazil
Albemarle Care Fund	Virginia
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Co., Ltd.	China
Albemarle Chemicals Ltd	Cyprus
Albemarle Chemicals SAS	France
Albemarle Chemicals South Africa (Proprietary) Limited	South Africa
Albemarle Delaware Holdings 1 LLC	Delaware
Albemarle Delaware Holdings 2 LLC	Delaware
Albemarle Dutch Holdings B.V.	Netherlands
Albemarle Dutch Holdings 2 B.V.	Netherlands
Albemarle Europe SRL	Belgium
Albemarle Finance Company B.V.	Netherlands
Albemarle Foundation	Virginia
Albemarle Germany GmbH	Germany
Albemarle Hilfe GmbH Unterstützungskasse	Germany
Albemarle Holdings Company Limited	Turks & Caicos
Albemarle Holdings Limited	Hong Kong
Albemarle Hungary Ltd.	Hungary
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Knight Lux 1 Holdings Corporation	Delaware
Albemarle Korea Corporation	Korea
Albemarle Limitada	Chile
Albemarle Lithium Holding Corporation	Delaware
Albemarle Lithium Holding GmbH	Germany
Albemarle Lithium (Jiangsu) Co., Ltd.	China
Albemarle Lithium Pty Ltd	Australia
Albemarle Lithium UK Limited	United Kingdom
Albemarle Malaysia Sdn Bhd.	Malaysia
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Middle East FZE	United Arab Emirates
Albemarle Middle East Trading Company L.L.C.	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle New Holding GmbH	Germany
Albemarle Overseas Employment Corporation	Virginia
Albemarle Qúimica Ltda.	Brazil
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Sichuan New Materials Co., Ltd.	China

NAME	PLACE OF FORMATION
Albemarle Singapore Pte. Ltd.	Singapore
Albemarle Spain S.L.	Spain
Albemarle Specialty Products Singapore Pte. Ltd.	Singapore
Albemarle (Thailand) Co., Ltd.	Thailand
Albemarle Taiwan Limited	Taiwan
Albemarle U.S., Inc.	Delaware
Albemarle Vietnam Limited Liability Company	Vietnam
Albemarle Wodgina Pty Ltd	Australia
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur II Realty Company	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Limitada	Chile
Guangxi Albemarle Lithium Co., Ltd.	China
Jiangxi Albemarle Lithium Co., Ltd.	China
Jordan Bromine Company Ltd.	Jordan
Ketjen Canada Limited	Canada
Ketjen Corporation	Delaware
Ketjen Hungary Limited Liability Company	Hungary
Ketjen Japan GK	Japan
Ketjen Korea Limited	Republic of Korea
Ketjen Limited Liability Company	Delaware
Ketjen Netherlands Holdings B.V.	Netherlands
Ketjen UK Limited	United Kingdom
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
MARBL Lithium Operations Pty Ltd	Australia
Metalon Environmental Management & Solutions GmbH	Germany
PT Ketjen Catalysts Indonesia	Indonesia
Rockwood Holdings, Inc.	Delaware
Rockwood Lithium India Private Limited	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	Republic of Korea
Rockwood Lithium (Shanghai) Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group, LLC	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties Limited	United Kingdom
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
Sales de Magnesio Limitada	Chile
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Sichuan Guorun New Material Co., Ltd.	China